Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	J. Wes Frye
Senior Vice President - Finance and
Chief Financial Officer
(336) 822-5305

OLD DOMINION FREIGHT LINE REPORTS SECOND-QUARTER

EARNINGS PER DILUTED SHARE OF $0.56

Net Income Driven by 30.8% Revenue Growth and Improved Operating Ratio

Increases Guidance for 2005 and Establishes Third-Quarter Guidance

THOMASVILLE, N.C. (July 22, 2005) – Old Dominion Freight Line, Inc. (NASDAQ: ODFL) today announced record financial results for the second quarter and six months ended June 30, 2005. Revenue from operations grew 30.8% to $264,346,000 for the quarter from $202,129,000 for the second quarter of 2004. Net income was $13,916,000 for the quarter, a 33.0% increase from $10,461,000 for the second quarter of 2004, and earnings per diluted share increased 30.2% to $0.56 from $0.43. Old Dominion’s operating ratio for the second quarter of 2005 improved to 90.4% from 90.6% for the second quarter of 2004.

For the first six months of 2005, revenue from operations increased 30.2% to $501,116,000 from $384,898,000 for the first six months of 2004. Net income rose 43.8% to $23,259,000 for the first half of 2005 from $16,173,000 for the comparable 2004 period, while earnings per diluted share increased 40.3% to $0.94 from $0.67. The operating ratio improved for the first six months of 2005 to 91.5% from 92.3% for the first half of 2004.

Earl E. Congdon, Chairman and Chief Executive Officer of Old Dominion, remarked, “Old Dominion’s strong profitable growth for the second quarter of 2005 reflects the Company’s continuing development as one of the country’s leading LTL transportation companies. The expansion of our geographic coverage to 42 states, with full-state coverage in 31 states, and the ongoing improvement in our comprehensive capabilities and service quality metrics, have steadily enhanced our opportunities to increase our market share and operating leverage. Our ability to act on these opportunities is reflected by our 15th consecutive quarter of both an improved operating ratio and growth in net income of more than 30% and our fifth consecutive quarter of revenue growth in excess of 20%, all on a comparable quarter basis.

-MORE-

500 Old Dominion Way • Thomasville, North Carolina 27360 • (336) 889-5000

www.odfl.com

ODFL Reports Second-Quarter Earnings

July 22, 2005

“For the second quarter, we achieved a 23.3% increase in LTL tons shipped and a 19.7% growth in LTL shipments, resulting in a 3.1% increase in weight per LTL shipment. Even with the increased weight per shipment, LTL revenue per hundredweight rose 2.5%, excluding fuel surcharges. The combination of increased weight per shipment and revenue per hundredweight resulted in a 5.7% increase in LTL revenue per shipment, excluding fuel surcharges.

“Our growth rate in LTL revenue compared to our industry peers continues to demonstrate the success of our long-term strategy to differentiate Old Dominion in the market, especially in an environment in which companies are consolidating their logistics needs with fewer transportation companies. Our unique ability to combine the geographical coverage of an inter-regional carrier and the rapid transit times of a regional carrier with international distribution capabilities and state of the art technology have enhanced our attractiveness as a single-source non-union transportation solutions provider.”

Based on the Company’s operating and financial results for the second quarter and first six months of 2005, as well as its assessment of current and near-term business conditions, Old Dominion today increased its guidance for 2005 earnings per diluted share to a range of $2.05 to $2.10 from the previous range of $2.03 to $2.08. In addition, the Company today established its earnings guidance for the third quarter of 2005 in a range of $0.58 to $0.61, compared with $0.50 earned for the third quarter of 2004.

Mr. Congdon added, “We intend to strengthen our market differentiation through continuous improvement in service and geographic coverage capabilities. During the second quarter, we opened a new service center in Portland, Maine, expanding our operations to a 42nd state. We plan to open new service centers in Grand Island, Nebraska, and Sioux Falls, South Dakota next week, and Burlington, Vermont in the second half of the year, which will allow us to expand the number of states served directly to 44.

“Through new center openings and expansions, as well as a significant investment in additional transportation equipment during 2005, Old Dominion has positioned itself to meet increased demand driven by both the sustained economic expansion and the internal momentum we have developed through our ongoing initiatives to build market share,” concluded Mr. Congdon. “As a result, we remain confident of our ability to achieve our financial objectives and to continue delivering an industry leading top line growth rate and further improvement in our operating ratio, thereby, continuing to expand shareholder value.”

Old Dominion will hold a conference call to discuss this release today at 11:00 a.m. Eastern time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.odfl.com or by going to www.vcall.com at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these Web sites shortly after the call through August 22, 2005. A telephonic replay will also be available through July 29, 2005, at 719-457-0820, Confirmation Number 2149430.

Forward-looking statements in this news release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties that could cause actual events and results to be materially different from those expressed or implied herein, including, but not limited to, the following: (1) the competitive environment with respect to industry capacity and pricing; (2) the negative impact of any unionization of the Company’s employees; (3) the challenges associated with executing the Company’s growth strategy; (4) the Company’s compliance with legislation requiring companies to evaluate their

-MORE-

ODFL Reports Second-Quarter Earnings

July 22, 2005

internal control over financial operations and reporting; (5) various economic factors such as economic recessions and downturns in customers’ business cycles and shipping requirements; (6) the availability and cost of fuel; (7) difficulty in attracting or retaining qualified drivers; (8) the Company’s exposure to claims related to cargo loss and damage, property damage, personal injury, workers’ compensation, long-term disability and group health and the cost of insurance coverage above retention levels; (9) the Company’s significant ongoing cash requirements; (10) the availability and cost of new equipment; (11) the costs of compliance with, or liability for, violation of existing or future governmental regulation; (12) seasonal trends in the industry, including the possibility of harsh weather conditions; (13) the Company’s dependence on key employees; (14) changes in the Company’s goals and strategies, which are subject to change at any time at the discretion of the Company; and (15) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

Old Dominion Freight Line, Inc. is a less-than-truckload multi-regional motor carrier providing one-to-five day service among five regions in the United States and next-day and second-day service within these regions. Through its four product groups, OD-Domestic, OD-Expedited, OD-Global and OD-Technology, the Company offers an array of innovative products and services that provide direct service to 42 states within the Southeast, South Central, Northeast, Midwest and West regions of the country, including 31 states within which it provides full-state coverage. In addition, through marketing and carrier relationships, Old Dominion provides service to and from the remaining states as well as international services around the globe.

OLD DOMINION FREIGHT LINE, INC.

Financial Highlights

(In thousands, except per share amounts)

	Three Months Ended June 30,		% Chg.	Six Months Ended June 30,		% Chg.
	2005	2004		2005	2004
Revenue from operations	$264,346	$202,129	30.8%	$501,116	$384,898	30.2%
Operating income	$25,265	$18,901	33.7%	$42,501	$29,802	42.6%
Operating ratio	90.4%	90.6%		91.5%	92.3%
Net income	$13,916	$10,461	33.0%	$23,259	$16,173	43.8%
Basic earnings per share	$0.56	$0.43	30.2%	$0.94	$0.67	40.3%
Diluted earnings per share	$0.56	$0.43	30.2%	$0.94	$0.67	40.3%
Weighted average shares outstanding
Basic	24,845	24,094	3.1%	24,845	24,091	3.1%
Diluted	24,855	24,112	3.1%	24,855	24,111	3.1%

-MORE-

ODFL Reports Second-Quarter Earnings

July 22, 2005

OLD DOMINION FREIGHT LINE, INC.

Statements of Operations (In thousands, except per share amounts)	Second Quarter					Year To Date
	2005		2004		%Chg.	2005		2004		%Chg.
Revenue	$264,346	100.0%	$202,129	100.0%	30.8%	$501,116	100.0%	$384,898	100.0%	30.2%

Operating expenses:
Salaries, wages & benefits	143,613	54.3%	115,270	57.0%	24.6%	277,857	55.4%	223,720	58.1%	24.2%
Operating supplies & expenses	37,606	14.2%	22,979	11.4%	63.7%	70,698	14.1%	43,814	11.4%	61.4%
General supplies & expenses	8,384	3.2%	7,166	3.6%	17.0%	16,032	3.2%	13,596	3.5%	17.9%
Operating taxes & licenses	9,858	3.7%	7,679	3.8%	28.4%	18,865	3.8%	14,979	3.9%	25.9%
Insurance & claims	8,460	3.2%	6,850	3.4%	23.5%	16,315	3.2%	12,692	3.3%	28.5%
Communications & utilities	3,166	1.2%	2,485	1.2%	27.4%	6,380	1.3%	5,291	1.4%	20.6%
Depreciation & amortization	13,663	5.2%	10,906	5.4%	25.3%	25,998	5.2%	21,502	5.6%	20.9%
Purchased transportation	8,436	3.2%	6,959	3.4%	21.2%	17,239	3.4%	13,240	3.4%	30.2%
Building and office equipment rents	2,336	0.9%	1,863	0.9%	25.4%	4,433	0.9%	3,693	1.0%	20.0%
Miscellaneous expenses, net	3,559	1.3%	1,071	0.5%	232.3%	4,798	1.0%	2,569	0.7%	86.8%

Total operating expenses	239,081	90.4%	183,228	90.6%	30.5%	458,615	91.5%	355,096	92.3%	29.2%

Operating income	25,265	9.6%	18,901	9.4%	33.7%	42,501	8.5%	29,802	7.7%	42.6%

Other deductions:
Interest expense, net	1,705	0.7%	1,393	0.7%	22.4%	3,138	0.6%	2,763	0.7%	13.6%
Other expense, net	250	0.1%	211	0.1%	18.5%	403	0.1%	378	0.1%	6.6%

Income before income taxes	23,310	8.8%	17,297	8.6%	34.8%	38,960	7.8%	26,661	6.9%	46.1%

Provision for income taxes	9,394	3.5%	6,836	3.4%	37.4%	15,701	3.2%	10,488	2.7%	49.7%

Net income	$13,916	5.3%	$10,461	5.2%	33.0%	$23,259	4.6%	$16,173	4.2%	43.8%

Earnings per share:

Basic	$0.56		$0.43		30.2%	$0.94		$0.67		40.3%
Diluted	$0.56		$0.43		30.2%	$0.94		$0.67		40.3%

Weighted average outstanding shares:
Basic	24,845		24,094		3.1%	24,845		24,091		3.1%
Diluted	24,855		24,112		3.1%	24,855		24,111		3.1%

-MORE-

ODFL Reports Second-Quarter Earnings

July 22, 2005

OLD DOMINION FREIGHT LINE, INC.

	Second Quarter			Year to Date
Operating Statistics ( * In thousands)	2005	2004	% Chg.	2005	2004	% Chg.
Operating ratio	90.4%	90.6%	(0.2)%	91.5%	92.3%	(0.9)%
Intercity miles *	64,997	53,990	20.4%	126,525	104,156	21.5%
LTL tons *	793	643	23.3%	1,517	1,239	22.4%
Total tons *	1,062	897	18.4%	2,032	1,725	17.8%
LTL shipments *	1,448	1,210	19.7%	2,803	2,356	19.0%
Total shipments *	1,479	1,238	19.5%	2,862	2,410	18.8%
Percent LTL revenue	91.0%	90.5%	0.6%	91.0%	90.8%	0.2%
Revenue per intercity mile	$4.07	$3.74	8.8%	$3.96	$3.70	7.0%
LTL rev/LTL cwt	$15.17	$14.23	6.6%	$15.03	$14.09	6.7%
LTL rev/LTL cwt less FSC	$13.75	$13.42	2.5%	$13.72	$13.35	2.8%
LTL rev/LTL shp	$166.17	$151.17	9.9%	$162.74	$148.25	9.8%
LTL rev/LTL shp less FSC	$150.62	$142.52	5.7%	$148.51	$140.39	5.8%
LTL weight per LTL shipment	1,095	1,062	3.1%	1,083	1,052	2.9%
Average length of haul	921	937	(1.7)%	929	945	(1.7)%

Balance Sheets (In thousands)	June 30, 2005	December 31, 2004
Current assets	$155,704	$127,381
Net property and equipment	431,201	363,268
Other assets	23,764	18,928

Total assets	$610,669	$509,577

Current maturities of long-term debt	$19,451	$22,030
Other current liabilities	100,508	76,634

Total current liabilities	119,959	98,664
Long-term debt	111,557	57,424
Other non-current liabilities	64,366	61,961

Total liabilities	295,882	218,049
Equity	314,787	291,528

Total liabilities & equity	$610,669	$509,577

Notes:	Financial and operating data are unaudited LTL is less than 10,000 lbs.

-END-